Morgan Stanley Quality Income Trust
                          Item 77(O) 10F-3 Transactions
                         March 1, 2003 - August 31, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
   UFJ      07/18/  1,250,   $99.54 $124,422  670,00  0.0001    %
 Finance      03      00,           ,500,000     0       %            Merrill
Aruba AEC             000                                             Lynch &
                                                                        Co,
                                                                      Goldman
                                                                      Sachs &
                                                                      Co, UFJ
                                                                     Internatio
                                                                      nal plc,
                                                                       Lehman
                                                                      Brothers
                                                                     and Morgan
                                                                      Stanley




            08/06/  600,00   $99.66 $59,794,  570,00  0.001%    %
  Miller      03      0,             200,000     0                    Barclays
 Brewing              000                                             Capital,
 Company                                                             Citigroup,
                                                                     JP Morgan,
                                                                     ABN AMRO,
                                                                      Banc of
                                                                      America
                                                                     Securities
                                                                     LLC, Banc
                                                                        One
                                                                      Capital
                                                                      Markets
                                                                        Inc,
                                                                      Dresdner
                                                                     Kleinwort
                                                                     Wasserstei
                                                                     n, Lehman
                                                                     Brothers,
                                                                       Morgan
                                                                      Stanley
                                                                        and
                                                                     Hawkpoint



 Carolina   09/08/  4,000,   $100.0 $400,000   7,618  0.189%    %
 Power &      03      000      0      ,000
  Light
 Company
  d/b/a
 Progress                                                             Banc of
  Energy                                                              America
Carolinas,                                                             and JP
   Inc.                                                                Morgan
  First
 Mortgage
  Bonds